SCHEDULE 14C INFORMATION


          Information Statement Pursuant to Section 14(c) of the
                      Securities Exchange Act of 1934


   Check the appropriate box:
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                             TM Century, Inc.
             (Name of Registrant as Specified In Its Charter)

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
                             TM CENTURY, INC.
                               2002 ACADEMY
                            DALLAS, TX  75234

                        2000 INFORMATION STATEMENT


   TO OUR STOCKHOLDERS:

   The accompanying information is being provided by the Board of Directors of TM Century, Inc., a Delaware corporation (the "Company"), in connection with the election by the stockholders of the Company of five directors to serve one-year terms and until their successors are elected and qualified.

   It is anticipated that the holders of 69.5% of the outstanding Common Stock of the Company will execute a written consent (i) approving the election as directors of the five nominees of the Board of Directors,
   (ii) ratifying the Board's anticipated appointment of King Griffin & Adamson P.C. as independent public accountants of the Company for the fiscal year ending September 30, 2000 and (iii) ratify the Amended and Restated 1991 Long-Term Performance Incentive Plan (the "Plan"). Under Delaware law, such shares represent a sufficient number of shares to ensure the election of such nominees and such ratification without the vote or consent of any other stockholder of the Company. Delaware statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

   Based on the foregoing, the Board of Directors of the Company has determined not to call an annual meeting of stockholders, and no annual meeting of stockholders of the Company will be held in 2000. Because the election of the five nominees and ratification of the Plan is assured, the Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with the election of directors. Stockholder ratification of the appointment of independent public accountants is not required by law or the Company's bylaws.

   It is anticipated that the written consent of stockholders referred to above will be executed on or around March 6, 2000. The Board of Directors and management of the Company are not aware of any other action that will be authorized in such consent.

   This information statement is expected to be mailed to shareholders on or about February 4, 2000.


   Dallas, Texas                      /s/R. David Graupner
   January 25, 2000                   R. David Graupner, President, Chief
                                      Executive Officer and Director

       WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT, AND YOU ARE
               REQUESTED NOT TO SEND US A PROXY OR CONSENT.

   INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS

   General
   -------
   Certain information regarding the directors and executive officers of the Company is set forth below. The Company's bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or by the stockholders. The Board of Directors currently consists of five directors. All directors hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. Vacancies existing in the Board may be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

                                                               Officer/Director
   Name                     Age    Position                         Since
   ----------------------  -----   --------------------------  ----------------
   Marjorie L. McIntyre     74     Chairman of the Board of    August 1990
                                   Directors and Consultant

   A. Ann Armstrong         66     Director                    August 1990

   Carol M. Long            50     Director                    March 1999

   Michael E. Cope          52     Director                    August 1999

   R. David Graupner        42     President & CEO and         May 1996
                                   Director

   Robert F. Shannon, Jr.   48     Vice President of Creative  August 1990
                                   Development

   Marcus D. Hill           37     Vice President of           April 1999
                                   Operations

   Robert B. Jenkins        44     Vice President of           April 1999
                                   Sales/Marketing

   Teri R.S. James          44     Vice President of Finance   September 1999

   Election of Directors
   ---------------------

   Under the Company's bylaws, the nominees for election as directors who receive a plurality of the votes cast by stockholders are elected as directors of the Company. Cumulative voting with respect to the election of directors is not permitted.

   Section 228(a) of the Delaware General Corporation Law permits any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation to be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

   Each of  the  five current  directors  of the  Company,  Marjorie  L.
   McIntyre, A. Ann Armstrong, Carol M. Long, Michael E Cope and R. David Graupner, has been nominated by the Board of Directors for re-election. Each nominee is expected to be elected by written consent of the holders of a majority of the outstanding Common Stock of the Company. It is anticipated that Carol M. Long and A. Ann Armstrong, who collectively hold 69.5% of the outstanding Common Stock of the Company in their capacities as co-trustees of the Marjorie McIntyre Trust, will execute such written consent on or about March 6, 2000. See "Voting Securities and Principal Stockholders". Under Delaware law, such shares represent a sufficient number of shares to ensure the election of all nominees without the vote or consent of any other stockholder of the Company. Pursuant to such consent, the directors will be elected to serve until the next annual meeting of stockholders, and until their successors have been elected and qualified. Each director has consented to serve if elected.

   No record date will be established, nor will the vote or consent of any other stockholder be solicited, in connection with the execution of such written consent.

   Board of Directors and Committees
   ---------------------------------

   The Board of Directors held 12 meetings during fiscal 1999. Each director attended at least 75% of the total number of meetings held (during his or her term as a director) by the Board and each committee on which such director served. The Company presently has a standing Audit Committee, of which Ms. Armstrong and Mr. Cope are members, and Compensation Committee, of which Ms. Long, and Mr. Cope are members. The Company does not have a standing Nominating Committee. The Audit Committee, which is responsible for reviewing all financial information distributed by the Company and coordinating with the outside independent accounting firm as to the establishment of fees for services, held a meeting with King Griffin & Adamson P.C. on December 22, 1999, to review fiscal year 1999 financial information. No meetings were held by the Compensation Committee.

   Business Experience of Directors and Executive Officers
   -------------------------------------------------------

   Marjorie L. McIntyre was a founder of Century 21 Programming, Inc. ("Century 21"), a company with which the Company merged in 1990, and served as its Chairman of the Board of Directors from 1972 to 1990. Mrs. McIntyre served as a consultant to Century 21 from July 1990 until its October 1990 merger with the Company, and has served as a consultant to the Company since the merger. She was elected Chairman of the Board of Directors of the Company in 1992. She is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, having served as an officer and director of that firm from 1958 to 1973.

   A. Ann Armstrong is a practicing attorney and has been admitted to the State Bars in California in 1990, New York in 1980, and Texas in 1984. Prior to establishing her private law practice in California in 1990, she practiced law in New York from 1979 to 1981 with Donovan, Leisure, Newton & Irvine and from 1981 through 1983 with Skadden, Arps, Slate, Meagher & Flom, and in Texas from 1983 through 1989. Ms. Armstrong is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, and served as a director of that firm from 1958 through 1963. Ms. Armstrong holds a Bachelors of Science in Accounting from New York University magna cum laude, 1976, a Masters in Business Administration in Finance from New York University with distinction, 1977, and a Juris Doctorate from Yale Law School, 1979.

   Carol M. Long is the owner of Lightcatcher Productions, a film and video production company which has operated in Dallas, Texas since 1996. She also serves as Director and Secretary for Vendyl Jones Research Institute, a non profit organization based in Arlington, Texas which is dedicated to Biblical Archaeology in the Middle East. Ms. Long was a director of TM Century, Inc. from 1990 to 1995 and served as a consultant to the Company from 1995 to 1998. Ms. Long is the daughter of Marjorie McIntyre.

   Michael Cope was President, CEO and Chairman of Interphase Corporation, a Dallas based publicly owned computer technology manufacturer, from 1974 through 1994. Following his retirement from Interphase Corporation he served on the board of directors for that company until 1996. Mr. Cope was a member of the board of directors for XLNT, Inc., a San Diego based Networking technology supplier from 1996 until the company was bought by Intel in 1999. He currently serves as CEO and member of the board of directors of Phoenix
   Ventures, LTD, a Turks and Caicos based off-shore corporation involved in establishing a government sponsored and licensed lottery in the Caribbean and Latin America. He is also a member of the board of directors for Liaison, Inc., a Dallas based health care management company, and Hi-Line Electric, Inc., a Dallas based distributor of electronic goods. Mr. Cope also sits on the advisory boards of several Dallas based private companies and has recently agreed to join the board of directors for NexTrend, Inc., a Dallas based private on-line trading company.

   R. David Graupner was elected to the board of directors in March, 1999 and named President and CEO effective May 1, 1999. Mr. Graupner joined the Company as Executive Vice President in May 1996. From 1990 to 1996 he was employed as Vice President and General Manager of Midcontinent Media in Madison, Wisconsin where he was responsible for the day-to-day operations of several radio stations. Mr. Graupner has over 20 years experience in network radio and program syndication, radio programming and managing radio stations.

   Robert F. Shannon, Jr. has served as Vice President of either the Company or Century 21 for over 10 years. Mr. Shannon has over 15 years of prior experience as a disc jockey and program director for radio stations in Boston, Dallas, and Phoenix and as owner of a radio specials production company.

   Marcus Hill joined the Company as Operations Manager in August, 1998 and was named Vice President of Operations in July 1999. Before joining the Company he spent ten years running studio operations for a Dallas based corporation specializing in musical advertising campaigns as well as other broadcast services. Mr. Hill began his career as a recording engineer with Omega Audio and brings many years experience as producer, engineer and musician to his role as producer of TM Century's new JingleBank sales library. He has a Bachelor of Fine Arts Degree in cinematography from Stephen F. Austin State University.

   Robert Jenkins joined the Company as Director of Music Libraries in November 1998 with over fourteen years of experience in the music production library and licensing business. He was named Vice President of Sales and Marketing in July 1999. Prior to his employment with TM Century, Inc. Mr. Jenkins was Executive Vice President of Chesky Records, an independent record label out of New York. He also served as EVP of FirstCom Music and, as owner of Bob Jenkins Music Services, provided music representation and licensing services to such high profile clients as ESPN, ABC, CBS and Turner Broadcasting. Mr. Jenkins is a graduate of the University of Nebraska School of Music.

   Teri James joined TM Century in April 1997 as Accounting Manager until September 1999 when she was named Vice President of Finance. From 1995 until 1997 she served as Controller for Digital Data Systems, Inc., an Irving, Texas based company which produced Homescope, multiple listing service on cd-rom. Prior to 1995 she acted as Controller for Hawaii Properties, Inc., a Dallas based real estate management company. Ms. James has a Bachelor of Science degree in Accounting from Southwest Missouri State University and has been a C.P.A. since 1981.


   Compliance with Section 16(a) of the Securities Exchange Act
   ------------------------------------------------------------

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the
   Company believes that, during the last fiscal year, all of the Company's officers, directors, and greater than ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements except as follows: for Michael E. Cope, Robert Jenkins, Marcus Hill and Teri James, one statement (each) of initial statement of beneficial ownership of securities (Form 3) was filed late; and for Michael Cope, one statement of changes in beneficial ownership of securities (Form 4), in which one transaction was reported, was filed late.

   EXECUTIVE COMPENSATION

   The following tables present (1) compensation paid or accrued for services rendered in all capacities to the Company by its Chief Executive Officers (no other executive officers met the minimum compensation threshold of $100,000 for inclusion in the tables) (the "Named Executive Officers") for the last three years, (2) certain information regarding option values. No options were granted under the Company's long term performance incentive plan to the Named Executive Officers in 1999.

                                 Summary Compensation Table
                                                                Long Term
                                   Annual Compensation      Compensation Awards
                                                            Securities Underlying     All Other
   Name and Principal Position   Year   Salary ($)  Bonus($)     Options (#)         Compensation
   Neil W. Sargent               1999 (1)  91,000                     0                   -
   President & CEO               1998     178,882       -          15,000                 -
                                 1997     180,000       -             0                   -

   R. David Graupner             1999 (2) 132,500       -             0                   -
   President & CEO               1998     108,333       -             0                   -
   Executive Vice President      1997      99,999       -             0                   -

   (1) Salary through retirement on June 30, 1999.
   (2) Executive Vice President through 4/99, President and CEO 5/99-9/99

              Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values
   -----------------------------------------------------------------------------------
                                                       Number of           Value of
                                                      Securities         Unexercised
                                                      Underlying         In-the-Money
                                                      Unexercised          Options
                           Shares       Value      Options at FY-End     at FY-End (1)
                          Acquired     Realized   ------------------ -----------------
           Name           on Exercise    ($)      (#) Exercisable/   ($) Exercisable/
                             (#)                      Unexercisable      Unexercisable
   -----------------------------------------------------------------------------------
   Neil W. Sargent            -            -        85,250 /29,750     $4,250 / $7,898

   R. David Graupner          -            -        16,250 / 8,750            -

   (1) Options are "in the money" if the fair market value of the underlying securities exceeds the exercise price of the option. The option to purchase 15,000 shares issued to Mr. Sargent in August 1998 was the only "in the money" option at the end of fiscal year 1999. The exercise price of such option is $.355 per share and 5,250 shares may be exercised as of September 30, 1999. The fair market value of the Company's Common Stock was $.81 per share on September 30, 1999. The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock option and award plan. No compensation expense is recorded during fiscal 1999 since the exercise price of each option granted was greater than or equal to the market price of the Company's stock on the date of grant.


   Compensation of Directors and Employment Contracts
   --------------------------------------------------

   In July 1999, the Company renewed, for an additional three-year term, a consulting agreement with Mrs. McIntyre, which provides for annual compensation of $60,000 and the performance by Mrs. McIntyre of up to 60 hours per month of consulting services to management. Pursuant to this agreement, as renewed, Mrs. McIntyre agreed not to compete with the Company during the term of the agreement.

   Ms. Armstrong and Ms. Long, as nonemployee directors, receive monthly fees of $1,500 and $2,000, respectively, for their attendance at Board of Directors' and committee meetings and for consulting services to the Company on an as-needed basis. For the fiscal year ended September 30, 1999, Ms. Armstrong and Ms. Long received total fees of $18,000 and $9,500 respectively.

   For a period of five years beginning in December 1991, a Nonqualified Stock Option covering 2,500 shares of Common Stock was granted each December at an exercise price of $1.20 per share (the fair market value of the Common Stock on December 3, 1991) under the Company's 1991 Long Term Performance Incentive Plan to each director who at the time of grant was a member of the Compensation Committee and who was not an employee or consultant of the Company. Ms. Armstrong received such options each year commencing 1991 through 1995. Each such option has a term of ten years and vests with respect to 20% of the shares covered thereby on the date of grant, cumulatively with respect to an additional 30% of such shares on the first anniversary of the grant date, and cumulatively with respect to the remaining 50% of such shares on the second anniversary of the grant date. Directors who are not members of the Compensation Committee are eligible to be granted Incentive Stock Options or Nonqualified Stock Options under the Plan at the discretion of the Committee.

   Mr. Cope, the third nonemployee director, receives no cash compensation but was granted an Incentive Stock Option under the Plan covering 100,000 shares of Common Stock upon his election as a director in August 1999.

   The Company entered into a three year employment contract with Neil Sargent to serve as President and CEO in April, 1995. That agreement was amended on August 10, 1998, retroactive to April 1998, to provide for employment of Mr. Sargent through April 16, 2000, however, Mr. Sargent resigned as President and CEO to allow the appointment of Mr. Graupner to that position effective May 1999. Effective June 30, 1999 Mr. Sargent resigned his employment with the Company and entered into a five year consulting agreement which provides for the payment of $21,600 annually and retention of the options for 100,000 shares of common stock granted by the Board of Directors on March 13, 1995 and the options for 15,000 shares granted by the Board of Directors on November 4, 1998 for the term of the agreement.

   Effective May 1999, the Company entered into a thirty-eight month employment contract with R. David Graupner, the President and CEO of the Company which provides for a base annual salary of $150,000 and eligibility to participate in the Company's Bonus Plan. At the end of each fiscal year and at such other times as the Board of Directors or the Compensation Committee of the Board of Directors will review Mr. Graupner's salary and other compensation and determine whether any salary increase or increase in other compensation is appropriate.


   INDEPENDENT PUBLIC ACCOUNTANTS

   It is anticipated that King Griffin & Adamson P.C. will be appointed by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending September 30, 2000. It is anticipated that such appointment will be ratified pursuant to the written consent to be executed by certain stockholders, as described on the first page of this Information Statement and under the heading "Information Concerning the Directors and Executive Officers - Election of Directors."

   AMENDED AND RESTATED 1991 LONG-TERM PERFORMANCE INCENTIVE PLAN

   In July, 1999 the Board of Directors adopted the Amended and Restated 1991 Long-Term Performance Incentive Plan (the "Plan) which increased the number of shares reserved for issuance from 250,000 to 350,000 and created a class of Employee Stock Option which allows options to be granted to designated employees in accordance with the following schedule:

           Length of Employment        Number of Options
           --------------------        -----------------
           6 months                              1,000
           3 years                                 500
           5 years                                 500


                                   New Plan Benefits

          Name and Position                 Grant Price      Number of Options
                                                                  Granted
      ----------------------------      -------------------- -----------------
      Executive Group (4 persons)       $.67/per share              5,000
      Employee Group (29 persons)       $.67-$.68 per share        40,000


   Employee Stock Options shall be exercisable on the date such Options are granted.

   It is anticipated that the Plan will be ratified pursuant to the written consent to be executed by certain stockholders, as described on the first page of this Information Statement and under the heading "Information Concerning the Directors and Executive Officers - Election of Directors."

   VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

   The following table sets forth (a) beneficial ownership of the Common Stock of each director of the Company, the Named Executive Officers, all officers and directors as a group and each person known by the Company to own beneficially more than 5% of the Common Stock of the Company and (b) the percentage of outstanding Common Stock of the Company owned by each of the foregoing as of December 31, 1999 except as otherwise noted. Unless otherwise indicated, each person and the members of the group have sole voting and investment power with respect to the shares shown. As of December 31, 1999 there were 2,483,193 shares of Common Stock outstanding.

                                  Number of Beneficially     Percent
      Name and Address            Owned Shares               of Class
      -----------------------     -----------------------    -----------

      Marjorie L. McIntyre         1,755,000 (1)(2)          70.7
      2002 Academy
      Dallas, TX  75234

      Carol M. Long                1,725,750 (1)(2)          69.5
      2002 Academy
      Dallas, TX  75234

      A. Ann Armstrong             1,738,250 (1)(2)(3)       69.6
      21500 Armstrong Road
      Grass Valley, CA  95949

      Neil W. Sargent                123,750 (4)              4.8
      9531 E. Chuckwagon Lane
      Scottsdale, AZ  85262

      Michael E. Cope                 10,000 (5)              0.4
      3550 Carmel Court
      Southlake, TX  76092

      R. David Graupner               16,250 (6)              0.6
      2002 Academy
      Dallas, TX  75234

      A group, composed of         1,755,000 (1)(2)(7)       67.1
      Mrs. McIntyre
      (individually), and
      Mrs. Long and Ms.
      Armstrong, as Co-
      Trustees of the
      Marjorie McIntyre Trust
      (the "Trust") created
      by instrument dated
      November 18, 1984 by
      Marjorie L. McIntyre,
      as Settlor

      All officers and             1,953,241 (8)             78.3
      directors as a group
      (10 persons)

   (1) Includes 1,725,750 shares held by the Trust, which is irrevocable, of which Mrs. Long and Mrs. Long's children are co-income beneficiaries; Mrs. Long's descendants are remainder beneficiaries; and Mrs. Long and Ms. Armstrong are co-Trustees. Mrs. Long and Ms. Armstrong must act unanimously to vote or dispose of shares held by the Trust. Disclosures in this Information Statement regarding the Trust and its holdings are based on information provided to the Company by the trustees.

   (2) For purposes of Section 16 of the Securities Exchange Act of 1934, as amended, Mrs. McIntyre disclaims beneficial ownership of the shares held by Ms. Armstrong and the Trust, respectively; Mrs. Long disclaims beneficial ownership of the shares held by Mrs. McIntyre, Ms. Armstrong, and the Trust, respectively, except to the extent of her indirect beneficial interest, as co-beneficiary of the Trust, in the shares held by the Trust; and Ms. Armstrong disclaims beneficial ownership of the shares held by Mrs. McIntyre and the Trust, respectively. (3) Includes 12,500 shares that Ms. Armstrong has the right to acquire pursuant to presently exercisable nonqualified stock options.

   (4) Includes 83,000 shares that Mr. Sargent has the right to acquire pursuant to presently exercisable incentive stock options.

   (5) Includes 10,000 shares that Mr. Cope has the right to acquire pursuant to presently exercisable incentive stock options.

   (6) Includes 16,250 shares that Mr. Graupner has the right to acquire pursuant to presently exercisable incentive stock options.

   (7) Mrs. Long and Ms. Armstrong, as co-Trustees of the Trust, and Mrs. McIntyre have informally agreed to consult with one another from time to time to determine, on a case-by-case basis, whether they will act as a group with respect to voting or disposing of the shares respectively held by them. See "Information Concerning the Directors and Executive Officers - Election of Directors" for a discussion of an agreement relating to the election of directors to which this Information Statement relates.

   (8) Includes 135,250 shares and 22,500 shares that the officers and directors have the right to acquire pursuant to presently exercisable incentive stock options and nonqualified stock options, respectively.

   Each share of Common Stock is entitled to one vote on each matter presented to the stockholders of the Company.

   A copy of the Company's Annual Report to Stockholders is being mailed to the stockholders with this Information Statement. The Company's Annual Report to Stockholders contains financial statements as of September 30, 1999 and 1998 and for each of the fiscal periods ended September 30, 1999, 1998, and 1997.

   A copy  of  the  Company's  1999 Annual  Report  on  Form  10-KSB  is
   available  to  each   stockholder  without  charge   by  writing   to
   Shareholder Relations, TM  Century, Inc.,   2002 Academy, Dallas,  TX
   75234.



                                   By Order of the Board of Directors,


                                      /s/R. David Graupner

                                      R. David Graupner
                                      President and Chief Executive Officer



   Dallas, Texas
   February 4, 2000